UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2016

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

New Estimated Per Share Net Asset Value

With the approval of its stockholders, Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”) has adopted a plan of liquidation and dissolution, pursuant to which Hines REIT will liquidate and dissolve (the “Plan”). As disclosed when Hines REIT first announced the Plan, Hines REIT presently expects to pay aggregate liquidating distributions to its stockholders pursuant to the Plan in the range of $6.35 - $6.65 per share.

The Company has completed the sale of most of its assets and, with the authorization of its board of directors (the “Board”), the Company declared an initial liquidating distribution of $6.20 per share to all stockholders of record as of December 7, 2016. This distribution, which in the aggregate is equal to approximately $1.5 billion, is expected to be paid to stockholders and non-controlling interest holders (as described below) in cash on or around December 23, 2016. Since it is a liquidating distribution pursuant to the Plan, it will reduce the stockholders’ remaining investment in Hines REIT. In addition to this initial liquidating distribution pursuant to the Plan, Hines REIT previously paid special distributions to its stockholders and non-controlling interest holders totaling $1.01 per share from July 2011 through April 2013. Such special distributions were designated as a partial return of the stockholders’ invested capital.

Hines REIT is in the process of liquidating its few remaining assets and expects to make one or more additional liquidating distributions pursuant to the Plan during the first quarter of 2017. There can be no assurances as to the timing or amount of any additional liquidating distributions.

In order to assist broker-dealers that participated in the public offerings of the Company in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340, on December 20, 2016, the Board, including all of the independent directors, determined a new estimated per share net asset value (“NAV”) of the Company’s common stock of $0.30. This NAV reflects the impact of the scheduled payment of the initial liquidating distribution to the Company’s stockholders of $6.20 per share on or around December 23, 2016 and the resulting reduction of the stockholders’ remaining investment in Hines REIT, as described above. The new estimated per share NAV was determined utilizing the guidelines established by Investment Program Association Practice Guideline 2013-01 - “Valuation of Publicly Registered, Non-Listed REITs” issued April 29, 2013. See below for a description of how the new estimated per share NAV was determined.

Methodology

Prior to the Board’s determination of the NAV on December 20, 2016, the Company owned interests in two properties, both of which were held through the Company’s investment in Hines US Core Office Fund LP (the “Core Fund”). For purposes of determining the NAV, these two properties were valued based on their respective contract sales price, net of closing costs and debt repayment. One of the two properties was sold on December 20, 2016. The remaining property is under contract to be sold and the sale is expected to be completed in January 2017.

As shown in the table below, the Board determined the estimated per share NAV by (i) determining the value of the Company’s investment in the Core Fund, which utilized the values of the Core Fund’s remaining properties described above and the Core Fund’s other assets comprised of cash, tenant and other receivables and other assets less other liabilities, which includes accounts payable and accrued expenses, due to affiliates, other liabilities and distributions payable, (ii) adding the Company’s other assets comprised of cash, tenant and other receivables and other assets less other liabilities which includes accounts payable and accrued expenses, due to affiliates, other liabilities and distributions payable, (iii) subtracting amounts related to noncontrolling interests, and (iv) dividing the total by 222 million common shares outstanding as of December 20, 2016, resulting in an estimated per share NAV of $0.30.

The table below sets forth the calculation of the Company’s estimated NAV and estimated per share NAV as of December 20, 2016 and June 30, 2015:

	December 20, 2016		June 30, 2015
	Estimated Value (in thousands)	Per Share	Estimated Value (in thousands)	Per Share
Real estate investments, including unconsolidated subsidiaries	$61,210,329	$0.28	$2,626,346	$11.78
Cash and other assets, net of liabilities	11,652,294	0.05	19,907	0.09
Debt obligations	—	—	(1,039,040)	(4.66)
Noncontrolling interests	(6,518,100)	(0.03)	(124,720)	(0.56)
Estimated value / value per share	$66,344,523	$0.30	$1,482,493	$6.65

Real estate investments, including unconsolidated subsidiaries - Since the Company only owned interests in two properties through its interest in the Core Fund, this amount reflects the value of the Company’s investment in the Core Fund, determined as described above. Cash and other assets and liabilities of the Core Fund were valued based on their net realizable values as of December 20, 2016.

Cash and other assets, net of other liabilities - Cash and other assets and liabilities were valued based on their net realizable values as of December 20, 2016. Included in this amount as of December 20, 2016 was $1.5 billion of cash held by the Company and a corresponding $1.5 billion liability for the $6.20 per share liquidating distribution that will be paid to stockholders and noncontrolling interest holders of the Company on or around December 23, 2016, as described above. Additionally, this amount includes $13.5 million of reserves related to costs the Company expects to incur in association with its liquidation and dissolution.

Noncontrolling interests - The value of interests in the Company owned by affiliates of Hines Interests Limited Partnership (“Hines”) was determined based on their interest in each of the items described above. As of December 20, 2016, Hines 2005 VS I LP, an affiliate of Hines, owned a 0.5% interest in Hines REIT Properties, L.P. (the “Operating Partnership”). Additionally, as of December 20, 2016, HALP Associates Limited Partnership, another affiliate of Hines, owned a 8.4% limited partnership interest in the Operating Partnership through a profits interest in the Operating Partnership (the “Participation Interest”) and the Company owned the remaining 91.1% interest in the Operating Partnership as of December 20, 2016.

Third-Party Assessment of NAV Calculation

With the approval of the Company’s independent directors, the Company engaged Robert A. Stanger & Co., Inc. (“Stanger”), an independent third-party real estate advisory and consulting services firm, to assess the reasonableness of the Company’s new estimated per share NAV. In doing so, Stanger utilized the property values as described above and information provided by management regarding balances of cash, tenant receivables, accounts payable and accrued expenses, distributions payable and other assets and liabilities, which included reserves for costs associated with the liquidation and dissolution of the Company. Stanger concluded that the new estimated per share NAV determined by the Board was reasonable.

Prior Engagement of Stanger

The Company retained and compensated Stanger to provide a fairness opinion to the Company in connection with the sale of a portfolio of the Company’s real estate assets earlier this year, as described in the Company’s definitive proxy statement for its Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on August 23, 2016. Other than that engagement, during the past two years, the Company and its affiliates have not engaged Stanger to provide any financial advisory or other services and have not paid any fees to Stanger, with the exception of usual and customary payments for subscriptions to certain Stanger publications.

Limitations of the Estimated per share NAV

As with any valuation methodology, the methodology used to determine the estimated per share NAV was based upon a number of assumptions, estimates and judgments that may not be accurate or complete. For example, the NAV includes the Company’s $13.5 million of reserves for costs it expects to incur in connection with the wind-down, liquidation and dissolution of the Company. The Company’s NAV will change by approximately $0.01 per share if these estimates differ from the actual amounts received or paid by the Company by $2.2 million and will change by an additional $0.01 per share for each additional $2.2 million difference.

The estimated per share NAV determined by the Board does not represent the fair value of the Company’s assets less liabilities in accordance with U.S. generally accepted accounting principles, and such estimated per share NAV is not a representation, warranty or guarantee that (i) a stockholder would be able to realize the estimated share value if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the estimated per share NAV upon the completion of the Company’s liquidation; or (iii) the methodologies used to estimate the value per share would be acceptable to FINRA. In addition, the Company can make no claim as to whether the estimated value will or will not satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code that are investing in the Company’s shares.

Further, the estimated per share NAV was calculated as of a moment in time, and, although the value of the Company’s common shares will fluctuate over time as a result of, among other things, developments related to the remaining asset in which the Company owns an interest, changes in the real estate and capital markets generally and the distribution of sales proceeds to the Company’s stockholders, the Company does not undertake to update the estimated per share NAV on a regular basis. As a result, stockholders should not rely on the estimated per share NAV as being an accurate measure of the then-current value of shares of the Company’s common stock in making a decision to buy or sell shares of the Company’s common stock in a secondary market transaction, if any such secondary market is available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1    Consent of Independent Valuer, Robert A. Stanger & Co., Inc.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the sale of the remaining property in which the Company owns an interest, the timing and payment of additional liquidating distributions, estimates of proceeds to be received by the Core Fund from the asset sales, and estimates of tenant receivables and reserves for estimated costs associated with the wind-down, liquidation and dissolution of the Company, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove to be incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include unanticipated difficulties or expenditures relating to the Plan, the response of tenants, business partners and competitors to the announcement of the Plan; unanticipated difficulties or expenditures relating to pending legal proceedings or legal proceedings that may be instituted against the Company and others related to the Plan; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the Company’s existing market; risks associated with downturns in domestic and local economies, potential liability for uninsured losses and environmental contamination; risks associated with the Company’s potential failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; and those risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

December 23, 2016	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Consent of Independent Valuer, Robert A. Stanger & Co., Inc.